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                                                            Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS


      We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) of Keystone Financial, Inc. for the registration of 250,000 shares of its common stock pertaining to the 1995 Non-Employee Directors' Stock Option Plan and to the incorporation by reference of our report dated January 31, 1996, with respect to the consolidated financial statements of Keystone Financial, Inc. and subsidiaries incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                            /s/ Ernst & Young LLP

                                            ERNST & YOUNG LLP

Pittsburgh, Pennsylvania
May 14, 1996